UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 15, 2009

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-150110
(Commission File No.)

114 West Magnolia Street
Suite 437
Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

(360) 392-2828
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 15, 2009, we entered into a Public Relations, Promotion and Marketing Letter Agreement (the “Agreement”) with CityVac IR Services (“CityVac”) located in Celebration, Florida, whereby CityVac will provide consulting, promotional and marketing services for us. The consideration for CityVac’s services is 5,000 restricted shares of our common stock. The shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. CityVac was supplied with copies of all information that can be found in a Form S-1 registration statement and is a sophisticated investor. The term of the Agreement is from January 18, 2009 to June 18, 2009. Each party agreed to mutual rights of indemnification.

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES

     On January 15, 2009, we entered into a Public Relations, Promotion and Marketing Letter Agreement (the “Agreement”) with CityVac IR Services (“CityVac”) located in Celebration, Florida, whereby CityVac will provide consulting, promotional and marketing services for us. The consideration for CityVac’s services is 5,000 restricted shares of our common stock. The shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. CityVac was supplied with copies of all information that can be found in a Form S-1 registration statement and is a sophisticated investor. The term of the Agreement is from January 18, 2009 to June 18, 2009. Each party agreed to mutual rights of indemnification.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: January 21, 2009.

FUTURE CANADA CHINA ENVIRONMENT INC.

BY:   HSI CHUN CHIANG
         Hsi Chun Chiang, President, Principal Executive
         Officer, Secretary, Treasurer, Principal Financial
         Officer and Principal Accounting Officer